UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): April 26, 2007

CBRL GROUP, INC.

Tennessee	0-25225	62-1749513
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

305 Hartmann Drive, Lebanon, Tennessee 37087

(615) 444-5533

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On May 1, 2007, CBRL Group, Inc. (the “Company”) and the Guarantors named therein entered into an indenture (the “New Note Indenture”) with Regions Bank, as Trustee (the “Trustee”) with respect to $375,931,000 in principal amount at maturity of Zero Coupon Senior Convertible Notes due 2032 (the “New Notes”) that were issued in connection with an offer by the Company (the “Exchange Offer”), which expired on April 30, 2007, to exchange New Notes plus an exchange fee for the Company’s Liquid Yield Option Notes due 2032 (Zero Coupon—Senior) (the “Old Notes”). The purpose of the Exchange Offer was to issue New Notes with a “net share settlement” feature. Both the Old Notes and the New Notes are convertible into 10.8584 shares of the Company’s $0.01 par value common stock (“Common Stock”) per $1,000 in principal amount at maturity. The net share settlement feature, however, allows the Company, upon conversion of a New Note, to satisfy a portion of its obligations due upon conversion in cash rather than with the issuance of shares of Common Stock. This reduces the share dilution associated with the conversion of the New Notes.

The material terms of the New Notes are described in the Exchange Circular dated March 20, 2007 filed as Exhibit (a)(1)(A) to the Company's Tender Offer Statement on Schedule TO filed with the Commission on March 20, 2007 and the Supplement to Exchange Circular dated April 17, 2007 filed as Exhibit (a)(1)(E) to Amendment No. 1 to the Company’s Tender Offer Statement on Schedule TO filed with the Commission on April 17, 2007. The New Note Indenture is filed as Exhibit 99.2 to this Current Report on Form 8-K.

As discussed below, simultaneously with issuing the New Notes, the Company gave notice that the New Notes would be redeemed on June 4, 2007 at a price of $477.41 per $1,000 in principal amount at maturity outstanding.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. On May 1, 2007, pursuant to the New Note Indenture, the Company executed a global security representing all $375,931,000 in New Notes outstanding. The form of global security is filed as Exhibit A-1 to the New Note Indenture, which is filed as Exhibit 99.2 to this Current Report on Form 8-K.

Item 2.04. Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On April 25, 2007, the Company notified the trustee of the Old Notes to send to all holders of Old Notes notice that the Old Notes will be redeemed on June 4, 2007 (the “Redemption Date”). The trustee of the Old Notes was instructed to send the redemption notice not later than May 4, 2007. As a result of the notice to holders of Old Notes, the

Old Notes will become due and payable on the Redemption Date. This was reported under Item 2.04 of a Current Report on Form 8-K filed with the Commission on April 25, 2007.

On May 1, 2007, the Company notified the Trustee of the New Notes to send to all holders of New Notes notice that the New Notes also will be redeemed on the Redemption Date. The Trustee was instructed to send the redemption notice not later than May 4, 2007. As a result of the notice to holders of New Notes, the New Notes also will become due and payable on the Redemption Date.

As of today, there is an aggregate of $422,030,000 in principal amount at maturity of Old Notes and New Notes outstanding, consisting of $375,931,000 of New Notes and $46,099,000 of Old Notes. The aggregate redemption price (based upon a price of $477.41 per $1,000 in principal amount at maturity) is approximately $201 million, assuming that no holders of either Old Notes or New Notes convert their notes into Common Stock. At any time up to two business days prior to the Redemption Date, holders of Old Notes and New Notes can convert either Old Notes or New Notes, as the case may be. The conversion rate applicable to both the Old Notes and the New Notes is 10.8584 shares of Common Stock per $1,000 in principal amount at maturity; however, in the case of the New Notes, the Company will settle its conversion obligations with a combination of cash and shares of Common Stock, if any, in lieu of only shares. Common Stock will be issued upon conversion of the New Notes only to the extent that the conversion value exceeds the accreted principal amount of the New Notes. The conversion value generally will exceed the accreted principal amount of the notes if the Common Stock trades at a price in excess of $43.97 per share. The Company will pay the redemption price of the Old Notes and the New Notes through a draw on its existing delayed-draw term loan facility and cash on hand.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01, Item 2.03 and Item 2.04 of this Current Report on Form 8-K is incorporated herein by reference. On May 1, 2007, the Company issued $375,931,000 in principal amount at maturity of New Notes. The New Notes were issued, along with an exchange fee of $1.20 per $1,000 in principal amount at maturity of Old Notes exchanged, in exchange for the Old Notes. The New Notes were issued pursuant to the exemption set forth in Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”) in that securities (the New Notes) were exchanged by the Company with its existing security holders (holders of Old Notes) exclusively with no commission or other remuneration being paid or given directly or indirectly for soliciting the exchange. The exchange fee is allowed by Rule 150 promulgated under the Securities Act.

Item 7.01. Regulation FD Disclosure.

On May 1, 2007, the Company issued a press release, which is incorporated herein as Exhibit 99.3, announcing, as described in Item 2.04 above, that it had completed the Exchange Offer and that it had instructed the Trustee of the New Notes to notify the holders of New Notes that the New Notes will be redeemed on June 4, 2007

On May 1, 2007, the Company issued a second press release, which is furnished hereto as Exhibit 99.4 and incorporated by reference as if fully set forth herein, announcing the comparable store sales for its Cracker Barrel Old Country Store® restaurants and gift shops for the four-week period ending Friday, April 27, 2007.

Item 8.01. Other Events.

On April 26, 2007, the Company entered into an amendment (the “Amendment”) to its April 27, 2006 Credit Agreement (the “Credit Agreement”) among the Company, the Subsidiary Guarantors named therein, the Lenders party thereto and Wachovia Bank, National Association, as Administrative Agent and Collateral Agent. The Amendment allows the Company to use the proceeds of the $200 million delayed draw facility provided by the Credit Agreement not only for repurchase the Old Notes, but also for the New Notes issued in exchange for the Old Notes, together with any shares of Common Stock that might be issued upon conversion of either the Old Notes or the New Notes. The Amendment is incorporated by reference as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1	Amendment to Credit Agreement (incorporated by reference to Exhibit (b)(2) to Amendment No. 2 to the Company’s Tender Offer Statement on Schedule TO filed on May 1, 2007 (“Amendment No. 2”))

99.2	Indenture dated May 1, 2007

99.3	Press Release dated May 1, 2007 re Exchange Offer and Note redemption (incorporated by reference to Exhibit (a)(5)(D) to Amendment No. 2)

99.4	Press Release dated May 1, 2007 re April Sales

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 2, 2007	CBRL GROUP, INC.

By: /s/ N.B. Forrest Shoaf
Name: N.B. Forrest Shoaf
Title: Senior Vice President, Secretary
and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

99.1	Amendment to Credit Agreement (incorporated by reference to Exhibit (b)(2) to Amendment No. 2 to the Company’s Tender Offer Statement on Schedule TO filed on May 1, 2007 (“Amendment No. 2”))

99.2	Indenture dated May 1, 2007

99.3	Press Release dated May 1, 2007 re Exchange Offer and Note redemption (incorporated by reference to Exhibit (a)(5)(D) to Amendment No. 2)

99.4	Press Release dated May 1, 2007 re April sales